UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 9, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered sales of Equity Securities.

On April 9, 2012, Authentidate Holding Corp. (“Authentidate” or the “Company”) held a Special Meeting of its stockholders (the “Special Meeting”). As described in greater detail below in Item 5.03 and Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation by an amendment to the Company’s Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock (the “Certificate of Designation”) to extend the maturity date and increase the dividend rate of the Series C Preferred Stock. In connection with such amendment, the Company issued warrants to purchase 1,650,000 shares of common stock to the holders of the Company’s Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) (the “New Warrants”).

The New Warrants will be exercisable commencing six months following their issuance for a period of 54 months at an exercise price of $0.80 per share, which is equal to 101% of the closing bid price of the Company’s common stock, as reported on the Nasdaq Stock Market, on the trading day immediately before the Special Meeting. The New Warrants will be exercisable for cash or by net exercise. The exercise price of the New Warrants and the number of shares of common stock issuable upon exercise of the New Warrants are subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. This summary of the terms of the New Warrants is qualified in its entirety by reference to the complete text of the New Warrants which was annexed as Annex C to the Company’s definitive proxy statement dated March 13, 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Authentidate held on April 9, 2012, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation by an amendment to the Company’s Certificate of Designation to extend the maturity date and increase the dividend rate of the Series C Preferred Stock. On April 10, 2012, the Company filed a Certificate of Amendment to the Certificate of Designation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect the modifications to the Certificate of Designation. This description of the Certificate of Amendment is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Authentidate held a Special Meeting of Stockholders on April 9, 2012 in Berkeley Heights, New Jersey. The results of the matters voted on by the stockholders are set forth below. Only holders of record of common stock and Series C Preferred Stock as of the close of business on March 1, 2012 were entitled to vote at the Special Meeting. As of the record date, there were issued and outstanding 53,801,608 shares of common stock of the Company and 1,250,000 shares of Series C Preferred Stock. At the Special Meeting, 31,862,581 shares of common stock and 712,500 shares of Series C Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum. Holders of Series C 15% Convertible Redeemable Preferred Stock were not entitled to vote shares of common stock issued to them in the private placement the Company consummated in October 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the Record Date) on the proposals considered at the Special Meeting.

1. The stockholders did not approve the proposal to amend the Certificate of Designation to increase the conversion rate of the Series C Preferred Stock and permit the conversion of the shares of Series C Preferred Stock, by the following votes:

	For	Against	Abstain	Broker Non-Votes

Common Stock	14,282,565	16,471,469	1,108,547	—

Series C Preferred Stock	712,500	0	0	—

2. The stockholders voted to approve the amendment to the Certificate of Designation to extend the maturity date of the Series C Preferred Stock for one year, to increase the dividend rate of the Series C Preferred Stock to 20% for the extension period, issue the New Warrants to purchase 1,650,000 shares of common stock and approve the full exercise of such New Warrants in accordance with the listing rules of the Nasdaq Stock Market, by the following votes:

	For	Against	Abstain	Broker Non-Votes

Common Stock	27,675,271	4,132,441	54,869	—

Series C Preferred Stock	712,500	0	0	—

3. The stockholders voted to approve the proposal for the exercise in full of the common stock purchase warrants issued in our October 2010 private placement financing by the following votes:

	For	Against	Abstain	Broker Non-Votes

Common Stock	23,821,342	7,991,520	49,719	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock

4.1	Form of New Warrant (annexed as Annex C to the definitive proxy statement dated March 13, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: April 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock

4.1	Form of New Warrant (annexed as Annex C to the definitive proxy statement dated March 13, 2012).

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